Exhibit 16.1

                               ARMANDO C. IBARRA
                         Certified Public Accountants
                          A Professional Corporation





United States Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read Item 4.0l of Form 8-K dated August 31, 2006, of TRB SYSTEMS INTERNATIONAL, INC , and are in agreement with the statements which state that there were no disagreements between the Registrant and our firm on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Our audit report for the fiscal year ended
June 30, 2005 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to audit scope or accounting principles.

We have no basis to agree or disagree with other statements of the Registrant contained therein.

If you have any questions or need additional information, please call me at
(619) 422-1348.



Sincerely,


/s/ Armando C. Ibarra, CPA-APC
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Armando C. Ibarra, CPA-APC
August 31, 2006
Chula Vista, California